     As filed with the Securities and Exchange Commission on August 17, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                                 HOT TOPIC, INC.
             (Exact name of registrant as specified in its charter)

           California                                77-0198182
    (State of Incorporation)            (I.R.S. Employer Identification No.)

                                   ----------

                            18305 E. San Jose Avenue
                       City of Industry, California 91748
                    (Address of principal executive offices)

                                   ----------

                           1996 EQUITY INCENTIVE PLAN
                            (Full title of the plans)


                                 Jay A. Johnson
                             Chief Financial Officer
                                 Hot Topic, Inc.
                            18305 E. San Jose Avenue
                       City of Industry, California 91748
                                 (626) 839-4681
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                           Christopher J. Kearns, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                           San Diego, California 92121
                                 (858) 550-6000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=========================== =========================== ======================== ======================== ========================
                                                           PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES                                         OFFERING                AGGREGATE                 AMOUNT OF
     TO BE REGISTERED       AMOUNT TO BE REGISTERED (1)    PRICE PER SHARE (2)      OFFERING PRICE (2)        REGISTRATION FEE
--------------------------- --------------------------- ------------------------ ------------------------ ------------------------
 Stock Options and Common       950,000 shares                $26.88-$33.50           $31,069,187.00              $8202.27
 Stock (par value $.001)
=========================== =========================== ======================== ======================== ========================


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement of Hot Topic, Inc. (the "Company" or the Registrant") shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Company's 1996 Equity Incentive Plan, as amended (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The price per share and aggregate offering price are based upon
         (a) the actual exercise price for shares subject to options previously granted under the Plan and (b) additional shares of Common Stock available for future grant under the Plan calculated on the basis of the average of the high and low prices of Registrant's Common Stock on August 16, 2000 as reported on the Nasdaq National Market. The following chart shows the calculation of the registration fee:


======================================== ================= ========================== ======================
                                                                PRICE PER SHARE             AGGREGATE
            TYPE OF SHARES               NUMBER OF SHARES       FOR CALCULATION          OFFERING PRICE
---------------------------------------- ----------------- -------------------------- ----------------------
Common Stock issuable pursuant to
outstanding options under the Plan           114,171                $26.88                $3,068,916.40
---------------------------------------- ----------------- -------------------------- ----------------------
Common Stock available for grant under
the Plan                                     835,829                $33.50               $28,000,271.00
======================================== ================= ========================== ======================

                                       1.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-13875


         The contents of Registration Statement on Form S-8 No. 333-13875 filed with the Securities and Exchange Commission on June 30, 1998 are incorporated by reference herein.



                                    EXHIBITS

   EXHIBIT
   NUMBER

     5.1           Opinion of Cooley Godward LLP.

    23.1           Consent of Ernst & Young LLP.

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

    24             Power of Attorney is contained on the signature pages.

    99.1           1996 Equity Incentive Plan, as amended.


                                       2.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on August 17, 2000.


                                           HOT TOPIC, INC.


                                           By: /S/ JAY A. JOHNSON
                                               ---------------------------------

                                           Title: Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Orval D. Madden, Elizabeth M. McLaughlin and Jay A. Johnson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       3.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                         TITLE                               DATE


         /S/ ORVAL D. MADDEN                        Chief Executive Officer and                August 17, 2000
--------------------------------------------        Director (Principal Executive
            Orval D. Madden                         Officer)

      /S/ ELIZABETH M. MCLAUGHLIN                   President and Director                     August 17, 2000
--------------------------------------------
        Elizabeth M. McLaughlin

         /S/  JAY A. JOHNSON                        Chief Financial Officer and                August 17, 2000
--------------------------------------------        Assistant Secretary (Principal
            Jay A. Johnson                          Financial and Accounting Officer)

                                                    Chairman of the Board of Directors         August 17, 2000
--------------------------------------------
            Robert M. Jaffe

          /S/ EDGAR F. BERNER                       Director                                   August 17, 2000
--------------------------------------------
            Edgar F. Berner

           /S/ ANDREW SCHUON                        Director                                   August 17, 2000
--------------------------------------------
             Andrew Schuon

                                                    Director                                   August 17, 2000
--------------------------------------------
           Corrado Federico

                                                    Director                                   August 17, 2000
--------------------------------------------
           Bruce A. Quinnell

                                       4.

                                  EXHIBIT INDEX


   EXHIBIT                                                                        SEQUENTIAL PAGE
    NUMBER                        DESCRIPTION                                         NUMBERS

      5.1        Opinion of Cooley Godward LLP.

     23.1        Consent of Ernst & Young LLP.

     23.2        Consent  of  Cooley  Godward  LLP  is  contained  in  Exhibit
                 5.1  to  this Registration Statement.

     24          Power of Attorney is contained on the signature pages.

     99.1        1996 Equity Incentive Plan, as amended.

                                       5.